Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following registration statements:

•	Registration Statement (Form S-3 No. 333-131742) of Inergy, L.P.,

•	Registration Statement (Form S-8 No. 333-148619) of Inergy, L.P.,

•	Registration Statement (Form S-3 No 333-124098) of Inergy, L.P.,

•	Registration Statement (Form S-3 No. 333-108359) of Inergy, L.P.,

•	Registration Statement (Form S-3 No. 333-100023) of Inergy, L.P.,

•	Registration Statement (Form S-8 No. 333-131767) of Inergy, L.P.,

•	Registration Statement (Form S-8 No. 333-83872) of Inergy, L.P.,

•	Registration Statement (Form S-3 No. 333-158066) of Inergy Finance Corp.

of our report dated June 16, 2010, except for the second and third paragraphs of Note 9 as to which the date is September 6, 2010, with respect to the audit of the balance sheet of Tres Palacios Gas Storage LLC as of December 31, 2009 and the related statements of operations, member’s equity, and cash flow for the year then ended, which report appears in this Form 8-K of Inergy, L.P. dated September 7, 2010.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

September 7, 2010